EXHIBIT 5.1

[PPL Corporation Letterhead]

September 2, 2003

PPL Corporation
PPL Capital Funding, Inc.
Two North Ninth Street
Allentown, Pennsylvania 18101

Ladies and Gentlemen:

     I am Senior Counsel of PPL Services Corporation, a wholly owned subsidiary of PPL Corporation, a Pennsylvania corporation (the “Guarantor”), and an affiliate of PPL Capital Funding, Inc., a Delaware corporation (the “Company”) (collectively “PPL”), and as such am familiar with their affairs, including the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by PPL with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of (i) Notes due May 18, 2006 (the “Notes”) issued by the Company and guaranteed by the Guarantor (the “Guarantee”); (ii) contracts (the “Purchase Contracts”) for purchase and sale of shares of the Guarantor’s common stock, par value $0.01 per share (the “Common Stock”); (iii) 7 3/4% Premium Equity Participating Security Units, Series B (the “Equity Units”) issued by PPL, consisting of (a) a Purchase Contract under which the holder, upon settlement, will purchase shares of Common Stock and (b) an undivided beneficial ownership interest of 1/40, or

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2.5%, of a Note in a principal amount of $1,000; and (iv) Common Stock which may be issued on or before settlement of the Purchase Contracts. The Notes, the Guarantee, the Purchase Contracts, the Equity Units and the Common Stock are hereinafter referred to collectively as the “Securities.” The Securities will be issued in exchange (the “Exchange”) for PPL’s outstanding 7 3/4% Premium Equity Participating Security Units.

     The Notes and the Guarantee will be issued pursuant to an Indenture (the “Original Indenture”), dated as of November 1, 1997, as supplemented by a supplemental indenture relating to the terms of the Notes, dated as of             , 2003 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) in each case, entered into between the Guarantor, the Company and JPMorgan Chase Bank, as Trustee (the “Trustee”).

     The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”), dated as of         , 2003, entered into between the Guarantor and JPMorgan Chase Bank, as purchase contract agent (the “Purchase Contract Agent”).

     In rendering the opinions below, I have assumed that (i) at the time of execution, authentication, issuance and delivery of the Notes and the Guarantee, the Supplemental Indenture will be the valid and legally binding obligation of the Trustee and (ii) at the time of execution, authentication, issuance and delivery of the Purchase Contracts and the Equity Units, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent.

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     I have examined the Registration Statement, the Original Indenture, the form of the Supplemental Indenture, the form of the Notes, the form of the Guarantee, the form of the Purchase Contract Agreement, the form of the Purchase Contracts, the form of certificate representing the Equity Units and a specimen of the share certificate evidencing the Common Stock, each of which have been filed with the Commission as exhibits to the Registration Statement. I have also examined or caused to be examined on my behalf, or there have been examined by predecessors of mine, the franchises under which the Guarantor operates, consisting of charter rights from the Commonwealth of Pennsylvania and local consents. Based upon such examination, upon my familiarity with the Guarantor, and upon an examination of such other documents and questions of law as I have deemed appropriate for purposes of this opinion, I am of the opinion that:

          (1) Each of the Guarantor and the Company is validly organized and existing as a corporation in good standing under the laws of the jurisdiction of its organization and is duly qualified to carry on the business which it is now conducting.

          (2) The Notes have been duly authorized by the Guarantor and by the Company. All other requisite action necessary to make the Notes valid, legal and binding obligations of the Company will have been taken when:

               (a) the Registration Statement, as it may be amended, shall have become effective under the Act;

               (b) the Supplemental Indenture shall have been duly executed by the Company and the Guarantor and delivered to the trustee thereunder in accordance with the necessary authorizations; and

               (c) the Notes shall have been duly executed, issued and delivered upon the Exchange and in accordance with the provisions of the definitive Indenture.

          (3)  The Guarantee has been duly authorized by the Guarantor. All other requisite action necessary to make the Guarantee the valid, legal and binding obligation of the Guarantor, enforceable in accordance with its terms, will have been taken when:

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          (a) the Registration Statement, as it may be amended, shall have become effective under the Act;

          (b) the Supplemental Indenture shall have been duly executed, authenticated, issued and delivered to the trustee thereunder in accordance with the necessary authorizations; and

          (c) the Guarantee shall have been duly executed, issued and delivered upon the Exchange and in accordance with the provisions of the definitive Indenture (assuming the Notes shall have been duly executed, authorized, issued and delivered as described above).

     (4)  The Purchase Contract Agreement has been duly authorized by the Guarantor. All other requisite action necessary to make the Purchase Contract Agreement the valid, legal and binding obligation of the Guarantor will have been taken when:

          (a) the Registration Statement, as it may be amended, shall have become effective under the Act; and

          (b) the Purchase Contract Agreement shall have been duly executed, issued and delivered to the to the Purchase Contract Agent.

     (5)  The Purchase Contracts have been duly authorized by the Guarantor. All other requisite action necessary to make the Purchase Contracts valid, legal and binding obligations of the Guarantor will have been taken when:

          (a) the Registration Statement, as it may be amended, shall have become effective under the Act;

          (b) the Purchase Contracts shall have been duly executed and delivered by the Guarantor in accordance with the necessary corporate authorizations; and

          (c) the Purchase Contracts shall have been issued and delivered upon the Exchange and in accordance with the terms of the provisions of the Purchase Contract Agreement (assuming the Purchase Contract Agreement shall have been duly executed, authorized, issued and delivered as described above).

     (6)  The Equity Units have been duly authorized by the Guarantor. All other requisite action necessary to make the Equity Units valid, legal and binding obligations of the Guarantor will have been taken when:

          (a) the Registration Statement, as it may be amended, shall have become effective under the Act; and

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          (b) the Equity Units shall have been issued and delivered upon the Exchange and in accordance with the terms of the provisions of the definitive Purchase Contract Agreement (assuming the due execution, authentication, issuance and delivery of the Purchase Contracts, the Notes, the Purchase Contract Agreement and the Guarantee, each as described above).

     (7)  The issuance and sale of the Common Stock has been duly authorized by the Guarantor. The Common Stock will be validly issued, fully paid and non-assessable when:

          (a) the Registration Statement, as it may be amended, shall have become effective under the Act; and

          (b) the Common Stock shall have been issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts and proceedings referred to above.

     My opinions set forth in paragraphs 2 through 6 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     I am a member of the Pennsylvania Bar and the Delaware Bar and do not hold myself out as an expert on the laws of any other jurisdiction. Insofar as the opinions herein relate to or are dependent upon matters governed by laws of the State of New York, I have relied upon the opinion of Simpson Thacher & Bartlett LLP dated the date hereof.

     I hereby consent to the use of this opinion as an exhibit to said Registration Statement and to the use of my name in the Registration Statement and in the Prospectus constituting a part thereof under the caption “Legal Matters.” I also hereby give my consent to the use of my name in the opinion of Simpson Thacher & Bartlett LLP, filed as Exhibit 5.2 to said Registration Statement.

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     In rendering its opinion, Simpson Thacher & Bartlett LLP may rely upon this opinion as to matters of Pennsylvania law addressed herein as if this opinion were addressed directly to them. Except as aforesaid, without my prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,
/s/ Thomas D. Salus
Thomas D. Salus